Exhibit 4.1

NUMBER U- SEE REVERSE FOR CERTAIN DEFINITIONS	BRILLIANT ACQUISITION CORPORATION	UNITS

CUSIP G1643W 103

UNITS CONSISTING OF ONE ORDINARY SHARE AND ONE WARRANT

THIS CERTIFIES THAT_____________________________________________________________________________________________________is the owner of ________________________________________________________________________________________________________Units.

Each Unit (“Unit”) consists of one (1) ordinary share, no par value per share, of BRILLIANT ACQUISITION CORPORATION, a British Virgin Islands company (the “Company”), one (1) right (the “Rights”) that entitles the holder to 1/10 of one ordinary share, and one (1) warrant (the “Warrants”). Each Warrant entitles the holder to purchase one ordinary share for $11.50 per share (subject to adjustment). Each Warrant will become exercisable commencing on the later of (a) one year from the date of the final prospectus relating to the Company’s initial public offering (the “Final Prospectus”) or (b) the Company’s completion of an acquisition, share exchange, share reconstruction and amalgamation, contractual control arrangement or other similar business combination with one or more businesses or entities (a “Business Combination”) and will expire unless exercised before 5:00 p.m., New York City Time, five years after the completion by Company of an initial Business Combination (the “Expiration Date”), or earlier upon redemption. The ordinary shares, the rights, and Warrants comprising the Units represented by this certificate are not transferable separately prior to the ninetieth (90th) day after the date of the Final Prospectus, unless EarlyBirdCapital, Inc. determines that an earlier date is acceptable, subject to certain conditions described in the Final Prospectus. The terms of the Rights and Warrants are governed by a Warrant Agreement, dated as of •, 2020 and a Rights Agreement, dated as of • 2020, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent and Rights Agent respectively, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. A copy of the Warrant Agreement and Rights Agreement is on file at the office of the Warrant Agent and Rights Agent at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Warrant or Right holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By

___________________________	SEAL	___________________________
Chief Executive Officer	2020	Chief Financial Officer

BRILLIANT ACQUISITION CORPORATION

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM as tenants in common	UNIF GIFT MIN ACT -	_______Custodian _______
–
TEN ENT as tenants by the entireties		(Cust) (Minor)
–
JT TEN – as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors and not as tenants in common Act
________________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

______________________________________________________________________________________________________________________________

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________

______________________________________Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated:________________,

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

______________________________________________________________________________________________________________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES ACT OF 1933, AS AMENDED).

In each case, as more fully described in the Company’s Final Prospectus, the holder of this certificate shall be entitled to receive funds from the trust fund only in the event of the Company’s required redemption upon failure to consummate a business combination or if the holder seeks to redeem its shares upon consummation of such business combination or in connection with certain amendments to the Company’s Amended and Restated Memorandum and Articles of Association. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.